Exhibit 99.2

AUDITED FINANCIAL STATEMENTS

December 31, 2013

CONTENTS

Page Number

Audited Financial Statements:

Independent Auditor’s Report	1

Consolidated Balance Sheets as of December 31, 2013 and 2012	2 - 3

Consolidated Statements of Income for the years ended December 31, 2013 and 2012	4 - 5

Consolidated Statements of Comprehensive Income for the years ended December 31, 2013 and 2012	6

Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2013 and 2012	7

Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012	8 - 9

Notes to the Consolidated Financial Statements	10 - 53

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Britton & Koontz Capital Corporation and Subsidiaries

We have audited the accompanying consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiaries which comprise the Consolidated Balance Sheets as of December 31, 2013 and 2012, and the related Consolidated Statements of Income, Comprehensive Income, Changes in Stockholders’ Equity, and Cash Flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Britton & Koontz Capital Corporation and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Respectfully submitted,

HANNIS T. BOURGEOIS, LLP
Baton Rouge, Louisiana
March 03, 2014

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

ASSETS

	2013	2012
ASSETS:

Cash and Cash Equivalents	$10,886,099	$37,973,416

Interest Bearing Deposits in Banks	3,723,000	—

Investment Securities:
Available-for-sale (amortized cost, in 2013 and 2012, of $75,888,695 and $67,098,727, respectively)	76,228,501	70,058,410
Held-to-maturity (fair value, in 2013 and 2012, of $22,055,680 and $23,912,105, respectively)	21,296,605	22,107,283

Equity securities	1,325,800	1,354,500

Loans, less allowance for loan losses of $2,189,740 in 2013 and $2,629,734 in 2012	170,665,234	152,707,034

Loans held for sale	4,150,631	3,260,036

Bank premises and equipment, net	6,563,301	7,077,551

Other real estate	2,715,120	6,664,230

Accrued interest receivable	1,123,337	1,103,780

Cash surrender value of life insurance	1,042,575	1,233,485

Core deposits, net	15,202	127,578

Other assets	1,747,756	1,363,365

TOTAL ASSETS	$301,483,161	$305,030,668

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2013	2012
LIABILITIES:
Deposits:
Non-interest bearing	$60,249,283	$55,331,829
Interest bearing	159,383,397	169,174,940

Total Deposits	219,632,680	224,506,769

Securities sold under repurchase agreements	28,310,063	27,800,779
Federal Home Loan Bank advances	7,656,000	7,000,000
Junior subordinated debentures	5,155,000	5,155,000
Accrued interest payable (includes $147,600 and $145,550 on securities sold under repurchase agreements at December 31, 2013 and 2012, respectively)	305,074	333,361
Advances from borrowers for taxes and insurance	224,111	150,737
Accrued taxes and other liabilities	1,511,726	712,354

Total Liabilities	262,794,654	265,659,000

STOCKHOLDERS’ EQUITY:
Common stock, $2.50 par value per share; 12,000,000 shares authorized; 2,152,966 and 2,138,466 issued and outstanding as of December 31, 2013 and 2012, respectively	5,382,415	5,382,415

Additional paid-in capital	7,530,261	7,498,400
Retained earnings	25,820,148	24,892,507
Accumulated other comprehensive income	213,058	1,855,721
Less: Treasury stock, 14,500 shares, at cost	(257,375)	(257,375)

Total Stockholders’ Equity	38,688,507	39,371,668

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$301,483,161	$305,030,668

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
INTEREST INCOME:
Interest and fees on loans	$8,823,443	$9,405,140
Interest on investment securities:
Taxable interest income	1,642,796	1,662,558
Exempt from federal income taxes	1,064,775	1,094,816

Total Interest Income	11,531,014	12,162,514

INTEREST EXPENSE:
Interest on deposits	754,908	1,059,479
Interest on Federal Home Loan Bank advances	224,025	244,865
Interest on trust preferred securities	173,842	183,742
Interest on securities sold under repurchase agreements	787,724	1,630,445

Total Interest Expense	1,940,499	3,118,531

NET INTEREST INCOME	9,590,515	9,043,983

PROVISION/(CREDIT) FOR LOAN LOSSES	—	(250,000)

NET INTEREST INCOME AFTER PROVISION/(CREDIT) FOR LOAN LOSSES	9,590,515	9,293,983

OTHER INCOME:
Service charges on deposit accounts	963,559	1,190,023
Income from fiduciary activities	3,284	3,441
(Loss) on sales of ORE	(61,428)	(168,798)
Gain on sales of mortgage loans	136,724	301,280
Fees and commissions on mortgage loans	766,248	830,331
Gain on sale/matured securities	114,755	—
Gain/(loss) on sale of premises & equipment	(20,978)	6,900
Other	999,127	870,276

Total Other Income	2,901,291	3,033,453

Income before Other Expenses	12,491,806	12,327,436

	2013	2012
OTHER EXPENSES:
Salaries	5,199,451	5,015,480
Employee benefits	791,528	796,153
Director fees	122,141	137,436
Net occupancy expense	1,060,146	1,052,846
Equipment expense	1,082,728	1,140,373
Other real estate, net	301,740	1,256,392
FDIC assessment	257,912	427,567
Advertising	108,178	136,238
Stationery and supplies	118,225	138,059
Amortization of deposit premium	112,376	107,616
Audit expense	331,398	305,544
Other	2,216,820	2,180,718

Total Other Expenses	11,702,643	12,694,422

INCOME/(LOSS) BEFORE INCOME TAX EXPENSE	789,163	(366,986)

INCOME TAX EXPENSE/(BENEFIT)	(138,478)	(503,156)

NET INCOME	$927,641	$136,170

EARNINGS PER SHARE DATA:

Basic earnings per share	$0.43	$0.06

Basic weighted shares outstanding	2,138,466	2,138,466

Diluted earnings per share	$0.43	$0.06

Diluted weighted shares outstanding	2,140,258	2,138,466

Cash dividends per share	$—	$—

The accompanying notes are an integral part of these financial statements.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
Net income	$927,641	$136,170
Other comprehensive income, net of tax:
Unrealized holding gains/(losses)	(1,757,418)	338,462
Reclassification adjustment for gains/(losses) included in net income	114,755	—

Total other comprehensive income/(loss)	(1,642,663)	338,462

Comprehensive income/(loss)	$(715,022)	$474,632

The accompanying notes are an integral part of these financial statements.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Retained	Comprehensive	Treasury
	Shares	Amount	Capital	Earnings	Income/(loss)	Stock	Total

Balance at December 31, 2011	2,138,466	$5,382,415	$7,437,103	$24,756,337	$1,517,259	$(257,375)	$38,835,739

Comprehensive income:

Net Income	—	—	—	136,170	—	—	136,170
Other comprehensive loss, net of tax	—	—	—	—	338,462	—	338,462
Unearned Compensation	—	—	59,323	—	—	—	59,323
Fair value of unexercised stock options	—	—	1,974	—	—	—	1,974

Balance at December 31, 2012	2,138,466	$5,382,415	$7,498,400	$24,892,507	$1,855,721	$(257,375)	$39,371,668

Comprehensive income:
Net Income	—	—	—	927,641	—	—	927,641
Other comprehensive income, net of tax	—	—	—	—	(1,642,663)	—	(1,642,663)
Unearned Compensation	—	—	31,861	—	—	—	31,861

Balance at December 31, 2013	2,138,466	$5,382,415	$7,530,261	$25,820,148	$213,058	$(257,375)	$38,688,507

The accompanying notes are an integral part of these financial statements.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$927,641	$136,170
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes (benefit)	(38,645)	(294,576)
Provision/(credit) for loan losses	—	(250,000)
Provision for depreciation	601,988	584,095
Stock dividends received	(1,800)	(2,400)
Write-down of other real estate	166,320	703,538
(Gain) on sale of mortgage loans	(136,724)	(301,280)
(Gain) on sale of investment securities	(114,755)	—
(Gain) Loss on sale of other real estate	61,428	168,798
(Gain) Loss on sale of premises and equipment	20,978	(6,900)
Net amortization (accretion) of securities	684,497	1,077,850
Amortization of acquisition premium	112,376	107,616
Unearned compensation	31,862	59,323
Net change in:
Loans held for sale	(890,595)	(44,288)
Accrued interest receivable	(19,557)	231,170
Cash surrender value of life insurance	190,910	(44,388)
Other assets	1,104,493	662,243
Accrued interest payable	(28,287)	(242,297)
Accrued taxes and other liabilities	326,348	(74,023)

Net Cash Provided by (Used in) Operating Activities	2,998,478	2,470,651

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales, principal pay-downs and maturities of investment securities held-to-maturity	2,502,224	3,715,913
Proceeds from sales, principal pay-downs and maturities of investment securities available-for-sale	26,955,573	20,937,492
Proceeds from redemption of Federal Home Loan Bank stock	453,300	285,100
Purchases of Federal Home Loan Bank Stock	(422,800)	—
Purchases of investment securities available-for-sale	(36,331,829)	—
Purchases of investment securities held-to-maturity	(1,675,000)	—
Net (increase)/decrease in loans	(18,118,477)	22,951,165
Proceeds from sale of other real estate	4,018,362	610,749
Proceeds from sale of premises and equipment	1,500	6,900
Purchases of premises and equipment	(110,216)	(353,722)
Increase in interest bearing deposits in banks	(3,723,000)	—

Net Cash provided by (Used in) Investing Activities	(26,450,363)	48,153,597

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Continued)

	2013	2012
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in customer deposits	(6,093,067)	(36,425,903)
Net increase (decrease) in brokered deposits	1,218,977	(2,124,872)
Net increase (decrease) in Federal Home Loan Bank advances	656,000	(2,000,000)
Net increase (decrease) in securities sold under repurchase agreements	509,284	(20,683,856)
Increase (decrease) in advances from borrowers for taxes and insurance	73,374	(40,892)
Fair value of unexercised stock options	—	1,974

Net Cash Provided by (Used in) Financing Activities	(3,635,432)	(61,273,549)

NET INCREASE/(DECREASE) IN CASH AND DUE FROM BANKS	(27,087,317)	(10,649,301)

CASH AND DUE FROM BANKS AT BEGINNING OF YEAR	37,973,416	48,622,717

CASH AND DUE FROM BANKS AT END OF YEAR	$10,886,099	$37,973,416

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash payments for:

Income taxes	$(221,903)	$(526,426)

Interest on deposits and borrowings	$1,968,786	$3,360,828

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Transfers to other real estate/other repossessed assets	$297,000	$4,445,923

The accompanying notes are an integral part of these financial statements.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Britton & Koontz Capital Corporation (the “Company”) and its wholly-owned subsidiary, Britton & Koontz Bank, National Association (the “Bank”). All material inter-company profits, balances and transactions have been eliminated.

Nature of Operations

The Bank operates under a national bank charter and provides full banking services. The primary area served by the Bank is the southwest region of Mississippi and East Baton Rouge Parish in Louisiana. Services are provided at three locations in Natchez, Mississippi, two locations in Vicksburg, Mississippi, and three locations in Baton Rouge, Louisiana. The Company also operates a loan production office in Central, Louisiana.

During the third quarter of 2012, the Company terminated its registration under the Securities Exchange Act of 1934.

Agreement and Plan of Merger

Upon approval from its Board of Directors on November 4, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Home Bancorp, Inc., a Louisiana corporation (“Home Bancorp”). The Merger Agreement provided for the Company to be merged with and into Home Bancorp and the Bank to be merged with and into Home Bank, a federal stock savings bank and wholly-owned subsidiary of Home Bancorp. Shareholders of the Company are to receive $16.14 in cash for each outstanding share of Company common stock. Refer to Note R for other subsequent events related to the merger.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for loan losses may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities

Management determines the appropriate classification of securities at the time of purchase. If management has the positive intent and the Bank has the ability at the time of purchase to hold debt securities until maturity, they are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Management has sold securities from time to time as they pay-down below $500 thousand.

Available-for-sale securities include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other related factors. These securities are carried at fair value. Trading securities are also carried at fair value. Equity securities primarily include stock in the Federal Reserve Bank and the Federal Home Loan Bank (“FHLB”), which are restricted and are carried at cost.

Realized gains and losses on dispositions of investment securities are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available-for-sale are based on the difference between book value and fair value of each security. These unrealized gains and losses are reported as a component of comprehensive income, net of the related deferred tax effect.

Loans

Loans are stated at the amount of principal outstanding, reduced by unearned income and an allowance for loan losses. Unearned income on certain installment loans is recognized as income over the terms of the loans by a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans are ordinarily placed on non-accrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more; however, management may elect to continue the accrual when the estimated net realizable value of collateral is sufficient to cover the principal balance and the accrued interest. Any unpaid interest previously accrued on non-accrual loans is reversed from income. Interest income, generally, is not recognized on loans specifically determined to be impaired unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

Loans Held-for-Sale

Loans held-for-sale primarily consist of ten, fifteen and thirty-year fixed-rate, one-to-four family real estate loans which are valued at the lower of cost or market, as determined by outstanding commitments from investors or current investor yield requirements, calculated on an individual basis. These loans are originated with the intent of selling them in the secondary market.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unrealized losses on loans held-for-sale are charged against income in the period of decline. Such declines are recorded in a valuation allowance account and deducted from the cost basis of the loans. There were no such losses at December 31, 2013 and 2012.

Gains on loans held-for-sale are recognized when realized. Gains on sales of loans in the held-for-sale portfolio were $137 thousand and $301 thousand for the years ended December 31, 2013 and 2012, respectively.

Allowance for Loan Losses

The allowance is an amount that management believes will be adequate to absorb probable losses inherent in the loan portfolio as of the balance sheet date based on evaluations of the collectability of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower’s ability to pay. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Credits deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are adjusted to the allowance. Past due status is determined based on contractual terms.

Bank Premises and Equipment

Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed by the straight-line method and is charged to expense over the estimated useful lives of the assets, which range generally from 3 to 40 years.

Other Real Estate

Properties acquired through foreclosure or in settlement of loans in lieu of foreclosures are classified as foreclosed properties and are recorded at the fair value of the property acquired less estimated selling costs. At the time of foreclosure, the excess, if any, of the loan value over the estimated fair value of the property acquired less estimated selling costs, is charged to the allowance for loan losses. Additional decreases in the carrying values of foreclosed properties or changes in estimated selling costs, subsequent to the time of foreclosure, are recognized through provisions charged to operations. Revenues and expenses from operations and gains and losses on dispositions of such assets are recorded in earnings in the period incurred.

The fair value of foreclosed properties is determined based upon appraised value, utilizing either the estimated replacement cost, the selling price of properties utilized for similar purposes, or discounted cash flow analyses of the properties’ operations.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Compensated Absences

Employees of the Bank are entitled to paid vacation, emergency and sick days off, depending on length of service in the banking industry. Vacation, emergency and sick days are granted on an annual basis to eligible employees. Unused vacation and emergency days expire on December 31 of each year. Unused sick days each year expire on the employee’s employment anniversary date. The estimated amount of compensation for future absences is deemed immaterial to the consolidated financial statements; accordingly, no liability has been recorded in the accompanying financial statements. The Bank’s policy is to recognize the cost of compensated absences when actually paid to employees.

Income Taxes

The provision for income taxes is based on amounts reported in the statements of income after exclusion of nontaxable income such as interest on state and municipal securities. Also, certain items of income and expense are recognized in different time periods for financial statement purposes than for income tax purposes. Thus, provisions for deferred taxes are recorded in recognition of such temporary differences.

Deferred taxes are determined utilizing a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company and its subsidiaries file a consolidated federal income tax return. Consolidated income tax expense is allocated on the basis of each company’s income adjusted for permanent differences.

The Company adopted the provisions of accounting for uncertainty in income taxes recognized in financial statements. The Company evaluates all significant tax positions as required by accounting principles generally accepted in the United States of America. As of December 31, 2013, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year. The Company has not recognized any interest or penalties in the consolidated financial statements, nor has it recorded an accrued liability for interest or penalty payments.

The Company files income tax returns in the U. S. federal jurisdiction and various state jurisdictions. With few exceptions, the Company is no longer subject to federal and state income tax examinations by tax authorities for years before 2010.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. All shares held by the Employee Stock Ownership Plan are treated as outstanding in computing earnings per share. Stock options are used in the calculation of diluted earnings per share if they are dilutive. Earnings per common share has been computed as follows:

	2013	2012
Basic weighted average shares outstanding	2,138,466	2,138,466
Dilutive effect of stock options	1,792	—

Dilutive weighted average shares outstanding	2,140,258	2,138,466

Net income	$927,641	$136,170

Net income per share-basic	$0. 43	$0. 06

Net income per share-dilutive	$0.43	$0.06

The Company has granted options to purchase the Company’s common stock at $10.20 per share. Those options whose exercise price exceeded the average market price of the common shares are not included in the options adjustment for diluted earnings per share.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Financial instruments related to loans are recorded in the financial statements when they become payable.

Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers cash and cash equivalents to include cash on hand and amounts due from banks with an original maturity of 90 days or less.

Advertising Costs

Advertising and marketing costs are recorded as expenses in the year in which they are incurred.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Amortization of Core Deposits

During 1999, the Company acquired certain assets and liabilities of three Union Planters, N.A. branches in Natchez and Vicksburg, Mississippi, which were accounted for as a purchase. The Bank paid a premium for the depositor relationship of $1,614,210. This premium is included in other assets and is being amortized over 15 years, which is the estimated life of the customer base.

Stock Compensation Plans

The Company measures the cost of employee services received in exchange for an award of equity based instruments based on the grant-date fair value of the award and recognizes the cost over the period during which an employee is required to provide service in exchange for the award. Note I below sets forth information with respect to stock based awards.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The objective of ASU 2013-02 is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments included in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. For nonpublic entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2013, with early adoption permitted. As the adoption of ASU 2013-02 amends only disclosure requirements, the adoption will have no impact on the Company’s results of operations or financial position.

Reclassifications

Certain reclassifications have been made to the 2012 consolidated financial statements in order to conform to the classifications adopted for reporting in 2013.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE B.	INVESTMENT SECURITIES

The amortized cost and approximate fair value of investment securities classified as held-to-maturity at December 31, 2013, are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of State and Political Subdivisions	$19,834,335	$767,710	$(137,370)	$20,464,675
Mortgage-Backed Securities	1,462,270	128,735	—	1,591,005

Total	$21,296,605	$896,445	$(137,370)	$22,055,680

The amortized cost and approximate fair value of investment securities classified as available-for-sale at December 31, 2013, are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of State and Political Subdivisions	$9,474,660	$344,330	$(51,241)	$9,767,749
Mortgage-Backed Securities	62,414,035	1,008,221	(1,000,464)	62,421,792
Obligations of Other U.S. Government Sponsored Agencies	4,000,000	38,960	—	4,038,960

Total	$75,888,695	$1,391,511	$(1,051,705)	$76,228,501

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE B.	INVESTMENT SECURITIES (Continued)

The amortized cost and approximate fair value of investment securities classified as held-to-maturity at December 31, 2012, are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of State and Political Subdivisions	$18,974,842	$1,565,628	$—	$20,540,470
Mortgage-Backed Securities	3,132,441	239,194	—	3,371,635

Total	$22,107,283	$1,804,822	$—	$23,912,105

The amortized cost and approximate fair value of investment securities classified as available-for-sale at December 31, 2012, are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Obligations of State and Political Subdivisions	$8,622,155	$935,706	$—	$9,557,861
Mortgage-Backed Securities	46,476,572	1,903,597	—	48,380,169
Obligations of Other U.S. Government Sponsored Agencies	12,000,000	120,380	—	12,120,380

Total	$67,098,727	$2,959,683	$—	$70,058,410

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE B.	INVESTMENT SECURITIES (Continued)

The aggregate fair value and aggregate unrealized losses on securities whose fair values were below book values as of December 31, 2013, are summarized below. Due to the nature of the investment and current market prices, these unrealized losses are considered a temporary impairment of the securities.

As of December 31, 2013, there were six securities included in held-to-maturity and eighteen securities included in available-for-sale.

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
Held-to-Maturity:
Obligations of State and Political Subdivisions (6)	$3,251,252	$(137,370)	$—	$—	$3,251,252	$(137,370)

Total	$3,251,252	$(137,370)	$—	$—	$3,251,252	$(137,370)

Available for Sale:
Obligations of State and Political Subdivisions (6)	$1,860,979	$(51,241)	$—	$—	$1,860,979	$(51,241)
Mortgaged-backed Securities (12)	$30,294,756	$(1,000,464)	$—	$—	$30,294,756	$(1,000,464)

Total	$32,155,735	$(1,051,705)	$—	$—	$32,155,735	$(1,051,705)

There were no securities whose fair values were below book values as of December 31, 2012.

The unrealized losses in the Company’s investment portfolio, caused by interest rate increases, are not credit issues and are deemed to be temporary. Cash flows from mortgage-backed securities and other U.S. government sponsored agencies are guaranteed by the full faith and credit of the United States or by an agency of the United States government. The Company does not have the intent to sell and, more likely than not, will not be required to sell, these securities prior to maturity. Thus the Company is not required to record any loss on the securities. However, asset/liability strategies may occasionally result in the Company adjusting the available-for-sale portfolio duration through sales of a portion of the portfolio.

The amortized cost and approximate fair value of investment debt securities at December 31, 2013, by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Yields on tax-exempt municipal securities have been computed on a tax equivalent basis which takes into account the coupon rate paid by the issuer adjusted by any premium paid or discount received on the security at settlement date.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE B.	INVESTMENT SECURITIES (Continued)

	Mortgage Backed Securities
	Held-to-Maturity			Available-for-Sale
	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value
Due after 5 years through 10	—	$—	$—	4.740%	$2,363,570	$2,516,967

Due after 10 years	5.180%	1,462,270	1,591,005	2.730%	60,050,466	59,904,825

Total	5.180%	$1,462,270	$1,591,005	2.806%	$62,414,036	$62,421,793

	Obligations of Other U.S. Government Sponsored Entities
	Held-to-Maturity			Available-for-Sale
	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value
Due in 1 year or less	—	$—	$—	1.300%	$4,000,000	$4,038,960

Total	—	$—	$—	1.300%	$4,000,000	$4,038,960

	Obligations of State and Political Subdivisions
	Held-to-Maturity			Available-for-Sale
	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value
Due in 1 year or less	6.450%	$1,014,938	$1,036,932	2.470%	$230,224	$230,658

Due after 1 year through 5	6.390%	3,945,713	4,184,763	4.850%	863,570	915,931

Due after 5 years through 10	6.010%	3,737,550	3,931,659	5.240%	1,877,735	1,891,003

Due after ten years	6.250%	11,136,135	11,311,321	6.700%	6,503,130	6,730,156

Total	6.243%	$19,834,336	$20,464,676	6.139%	$9,474,660	$9,767,749

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE B.	INVESTMENT SECURITIES (Continued)

Equity securities at December 31, 2013 and 2012, include the following: FHLB stock of $501,300 and $530,000 for 2013 and 2012, respectively; Federal Reserve Bank stock of $521,700 for 2013 and 2012; First National Bankers Bank stock of $47,800 for 2013 and 2012; Enterprise Corporation of the Delta Investments, LLC of $100,000 in 2013 and 2012; and B&K Statutory Trust in the amount of $155,000 for 2013 and 2012. Redemptions of stock in the FHLB during 2013 and 2012 amounted to $453,300 and $285,100, respectively, while purchases for the same periods were $422,000 and $0, respectively. The FHLB, Federal Reserve Bank and First National Bankers Bank stocks are considered restricted stock as only banks, which are members of these organizations, may acquire or redeem them. The stock is redeemable at its face value; therefore, there are no gross unrealized gains or losses associated with these investments.

Investment securities with an amortized cost of approximately $48,849,000 (approximate fair value $49,974,000) at December 31, 2013, and approximately $56,314,000 (approximate fair value $59,307,000) at December 31, 2012, were pledged to collateralize public deposits and for other purposes as required or permitted by law or agreement.

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES

The Bank’s loan portfolio (rounded to the nearest thousand) at December 31, 2013 and 2012, consists of the following:

	2013	2012
Commercial, Financial and Agricultural	$22,523,000	$22,039,000
Commercial Real Estate	75,388,000	64,246,000
Residential	75,072,000	67,856,000
Consumer	3,883,000	4,025,000
Overdrafts	139,000	431,000

Total loans	$177,005,000	$158,597,000

In the ordinary course of business, the Bank makes loans to its executive officers, principal stockholders, directors and to companies in which these borrowers are principal owners. Loans outstanding to such borrowers (including companies in which they are principal owners) amounted to $328,816 and $330,425 at December 31, 2013 and 2012, respectively. These loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The aggregate amount of loans to such related parties for 2013 and 2012 is as follows:

	2013	2012
Balance at January 1	$330,425	$382,339
New Loans	121,237	446,438
Repayments	(122,846)	(498,352)

Balance at December 31	$328,816	$330,425

Management segregates the loan portfolio into portfolio segments, which is defined as the level at which the Bank develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate. The following table sets forth, as of December 31, 2013 and 2012, the balance of the allowance for loan losses by portfolio segment, disaggregated by impairment methodology, which is then further segregated by amounts evaluated for impairment collectively and individually. The allowance for loan losses allocated to each portfolio segment is not necessarily indicative of future losses in any particular portfolio segment and does not restrict the use of the allowance to absorb losses in other portfolio segments.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Credit losses and Recorded Investment in Financing Receivables

For the Period Ended December 31, 2013

	Commercial	Commercial Real Estate	Consumer	Residential	Unallocated	Total

Allowance for credit losses:

Beginning balance	$230,404	$715,403	$24,852	$377,463	$1,281,612	$2,629,734
Charge-offs	(149,902)	(177,741)	(7,758)	(359,181)	—	(694,582)
Recoveries	32,290	125,671	12,886	83,741	—	254,588
Provision	141,589	(78,043)	(7,430)	244,977	(301,093)	—

Ending balance	$254,381	$585,290	$22,550	$347,000	$980,519	$2,189,740

Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—	$—

Ending balance: collectively evaluated for impairment	$254,381	$585,290	$22,550	$347,000	$980,519	$2,189,740

Ending balance: loans acquired with deteriorated credit quality	$—	$—	$—	$—	$—	$—

Financing receivables:

Ending balance	$22,523,000	$75,388,000	$4,022,000	$75,072,000	$—	$177,005,000

Ending balance: individually evaluated for impairment	$—	$2,407,385	$—	$82,834	$—	$2,490,219

Ending balance: collectively evaluated for impairment	$22,523,000	$72,980,615	$4,022,000	$74,989,166	$—	$174,514,781

Ending balance: loans acquired with deteriorated credit quality	$—	$—	$—	$—	$—	$—

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Allowance for Credit losses and Recorded Investment in Financing Receivables

For the Period Ended December 31, 2012

	Commercial	Commercial Real Estate	Consumer	Residential	Unallocated	Total

Allowance for credit losses:

Beginning balance	$292,718	$1,535,721	$28,770	$2,005,068	$425,633	$4,287,910
Charge-offs	(391,935)	(757,149)	(40,572)	(619,531)	—	(1,809,187)
Recoveries	307,307	43,708	7,396	42,600	—	401,011
Provision	22,314	(106,877)	29,258	(1,050,674)	855,979	(250,000)

Ending balance	$230,404	$715,403	$24,852	$377,463	$1,281,612	$2,629,734

Ending balance: individually evaluated for impairment	$—	$10,042	$—	$37,315	$—	$47,357

Ending balance: collectively evaluated for impairment	$230,404	$705,361	$24,852	$340,148	$1,281,612	$2,582,377

Ending balance: loans acquired with deteriorated credit quality	$—	$—	$—	$—	$—	$—

Financing receivables:

Ending balance	$22,039,000	$64,246,000	$4,456,000	$67,856,000	$—	$158,597,000

Ending balance: individually evaluated for impairment	$25,000	$1,900,042	$—	$695,004	$—	$2,620,046

Ending balance: collectively evaluated for impairment	$22,014,000	$62,345,958	$4,456,000	$67,160,996	$—	$155,976,954

Ending balance: loans acquired with deteriorated credit quality	$—	$—	$—	$—	$—	$—

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Management further disaggregates the loan portfolio segments into classes, which are based on the initial measurement of the loan, risk characteristics of the loan and the method for monitoring and assessing the credit risk of the loan.

The following table presents, by class, qualitative and quantitative information concerning the credit quality of financing receivables by credit quality indicators as of December 31, 2013 and 2012. The Bank considers all non-accrual loans, all loans more than 90 days past due and all troubled debt restructured as non-performing loans.

Credit Quality Indicators

As of December 31, 2013

	Performing	Non-Performing	Total

Commercial	$22,523,000	$—	$22,523,000
Consumer	4,022,000	—	4,022,000

Real Estate:
Construction and Development:
1-4 family residential	6,304,000	—	6,304,000
Other construction loans	14,696,000	—	14,696,000
Commercial Real Estate:
Owner occupied	27,377,000	—	27,377,000
Non-owner occupied	33,117,000	198,000	33,315,000
Residential:
1-4 family residential	62,625,008	51,992	62,677,000
Multi-family	6,060,158	30,842	6,091,000

Total	$176,724,166	$280,834	$177,005,000

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Indicators

As of December 31, 2012

	Performing	Non-Performing	Total

Commercial	$22,014,000	$25,000	$22,039,000
Consumer	4,456,000	—	4,456,000

Real Estate:
Construction and Development:
1-4 family residential	12,063,000	—	12,063,000
Other construction loans	4,795,000	—	4,795,000
Commercial Real Estate:
Owner occupied	32,493,000	—	32,493,000
Non-owner occupied	25,057,958	1,900,042	26,958,000
Residential
1-4 family residential	45,716,231	584,769	46,301,000
Multi-family	9,328,200	163,800	9,492,000

Total	$155,923,389	$2,673,611	$158,597,000

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents, by class, an analysis of the age of the recorded investment in financing receivables that are past due based on the Company’s review policy along with financing receivables past due 90 days or more and still accruing as of December 31, 2013 and 2012.

Aged Analysis of Past Due Financing Receivables

As of December 31, 2013

						Recorded
		Greater				Investment
		Than 90				> 90 Days
	30-89 Days	Days Past	Total Past		Total Financing	and
	Past Due	Due	Due	Current Loans	Receivable	Accruing

Commercial	$214,194	$—	$214,194	$22,308,806	$22,523,000	$—
Consumer	39,567	—	39,567	3,982,433	4,022,000	—

Real Estate:
Construction & Development:
1-4 family residential	—	—	—	6,304,000	6,304,000	—
Other construction loan	—	—	—	14,696,000	14,696,000	—
Commercial Real Estate:
Owner occupied	—	—	—	27,377,000	27,377,000	—
Non-owner occupied	1,175,421	198,000	1,373,421	31,941,579	33,315,000	—
Residential:
1-4 family residential	1,569,768	51,992	1,621,760	61,055,240	62,677,000	—
Multi-family	—	12,555	12,555	6,078,445	6,091,000	—

Total	$2,998,950	$262,547	$3,261,497	$173,743,503	$177,005,000	$—

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Aged Analysis of Past Due Financing Receivables

As of December 31, 2012

	30-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current Loans	Total Financing Receivable	Recorded Investment > 90 Days and Accruing

Commercial	$36,759	$25,000	$61,759	$21,977,241	$22,039,000	$—
Consumer	47,359	—	47,359	4,408,641	4,456,000	—

Real Estate:
Construction & Development:
1-4 family residential	—	—	—	12,063,000	12,063,000	—
Other construction loan	—	—	—	4,795,000	4,795,000	—
Commercial Real Estate:
Owner occupied	—	—	—	32,493,000	32,493,000	—
Non-owner occupied	—	—	—	26,958,000	26,958,000	—
Residential:
1-4 family residential	418,459	465,880	884,339	45,416,661	46,301,000	53,565
Multi-family	23,628	163,800	187,428	9,304,572	9,492,000	—

Total	$526,205	$654,680	$1,180,885	$157,416,115	$158,597,000	$53,565

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents, by class, information regarding the recorded investment in financing receivables that have been placed on non-accrual status as of December 31, 2013 and 2012.

Financing Receivables on Non-Accrual Status

For the Periods Ended

	12/31/2013	12/31/2012

Commercial	$—	$25,000
Consumer	—	—

Real Estate:
Construction and Development:
1-4 family residential	—	—
Other construction loans	—	—
Commercial Real Estate:
Owner occupied	—	—
Non-owner occupied	198,000	1,900,042
Residential:
1-4 family residential	51,992	531,204
Multi-family	30,842	163,800

Total	$280,834	$2,620,046

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following table presents, by class, for loans that meet the definition of an impaired loan in paragraphs ASC 310-10-35-16 through 35-17 for the years ended December 31, 2013 and 2012, (1) the recorded investment in impaired loans for which there is a related allowance for credit loss, (2) the recorded investment in impaired loans for which there is not a related allowance for credit loss and (3) the total unpaid principal balance in the impaired loan. Additionally, the table includes the average recorded investment in the impaired loan and the amount of interest income recognized using a cash basis method of accounting during the time within that period that the loans were impaired.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans

For Year Ended December 31, 2013

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With No Related Allowance Recorded:
Commercial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—
Real Estate:
Construction and Development:
1-4 Family Residential	—	—	—	—	—
Other Construction Loans	—	—	—	—	—
Commercial Real Estate:
Owner Occupied	—	—	—	—	—
Non-Owner Occupied	2,424,718	2,585,126	—	2,502,187	—
Residential:
1-4 Family Residential	58,791	57,456	—	59,574	—
Multifamily	49,461	291,729	—	49,812	—

With Related Allowance Recorded:
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—
Real Estate:
Construction and Development:
1-4 Family Residential	—	—	—	—	—
Other Construction Loans	—	—	—	—	—
Commercial Real Estate:
Owner Occupied	—	—	—	—	—
Non-Owner Occupied	—	—	—	—	—
Residential:
1-4 Family Residential	—	—	—	—	—
Multifamily	—	—	—	—	—

Total:
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—
Real Estate:
Construction and Development:
1-4 Family Residential	—	—	—	—	—
Other Construction Loans	—	—	—	—	—
Commercial Real Estate:
Owner Occupied	—	—	—	—	—
Non-Owner Occupied	2,424,718	2,585,126	—	2,502,187	—
Residential:
1-4 Family Residential	58,791	57,456	—	59,574	—
Multifamily	49,461	291,729	—	49,812	—

	$2,532,970	$2,934,311	$—	$2,611,573	$—

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans

For Year Ended December 31, 2012

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With No Related Allowance Recorded:
Commercial	$34,311	$187,367	$—	$154,392	$—
Consumer	—	—	—	—	—
Real Estate:
Construction and Development:
1-4 Family Residential	—	—	—	—	—
Other Construction Loans	—	—	—	—	—
Commercial Real Estate:
Owner Occupied	—	—	—	—	—
Non-Owner Occupied	—	—	—	—	—
Residential:
1-4 Family Residential	463,682	673,677	—	644,581	—
Multifamily	179,780	273,169	—	177,135	—

With Related Allowance Recorded:
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—
Real Estate:
Construction and Development:
1-4 Family Residential	—	—	—	—	—
Other Construction Loans	—	—	—	—	—
Commercial Real Estate:
Owner Occupied	—	—	—	—	—
Non-Owner Occupied	2,123,468	2,251,709	10,042	2,149,863	—
Residential:
1-4 Family Residential	122,159	114,367	37,315	119,594	—
Multifamily	—	—	—	—	—

Total:
Commercial	34,311	187,367	—	154,392	—
Consumer	—	—	—	—	—
Real Estate:
Construction and Development:
1-4 Family Residential	—	—	—	—	—
Other Construction Loans	—	—	—	—	—
Commercial Real Estate:
Owner Occupied	—	—	—	—	—
Non-Owner Occupied	2,123,468	2,251,709	10,042	2,149,863	—
Residential:
1-4 Family Residential	585,841	788,044	37,315	764,175	—
Multifamily	179,780	273,169	—	177,135	—

	$2,923,400	$3,500,289	$47,357	$3,245,565	$—

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The Bank seeks to assist borrowers that are experiencing financial difficulty by renegotiating loans within lending regulations and guidelines. The Bank effects loan modifications primarily by utilizing internal renegotiation programs via direct borrower contact in situations where the borrower’s debt exposure is held only by the Bank. Additionally, the Bank makes loan modifications with borrowers who have elected to work with external renegotiation agencies to provide solutions with respect to their entire unsecured debt structures. During the years ended December 31, 2013 and 2012, the concessions granted to certain borrowers may include extending the payment due dates, lowering the contractual interest rate, reducing accrued interest, and reducing the debt’s face or maturity amount. A loan with respect to which any of these types of concessions are made is considered a troubled debt restructuring.

Once modified in a troubled debt restructuring, a loan is generally considered impaired until its contractual maturity. At the time of the restructuring, the loan is evaluated for an asset-specific allowance for credit losses. The Bank continues to specifically reevaluate the loan in subsequent periods, regardless of the borrower’s performance under the modified terms. If a borrower subsequently defaults on the loan after it is restructured, the Bank provides an allowance for credit losses for the amount of the loan that exceeds the value of the related collateral.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE C.	LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The following tables present informative data regarding loan modifications occurring during the years ended December 31, 2013 and 2012 and related statistics regarding defaults of loans subject to troubled debt restructurings that occurred in the 12-month periods proceeding each of those years:

Modifications

As of

	December 31, 2013			December 31, 2012
	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment

Troubled Debt Restructurings:

Commercial	—	$—	$—	—	$—	$—
Consumer	—	—	—	—	—	—

Real Estate:
Construction and Development:
1-4 family residential	—	—	—	—	—	—
Other construction loans	—	—	—	—	—	—
Commercial Real Estate:
Owner occupied	—	—	—	—	—	—
Non-owner occupied	1	2,323,335	2,209,385	1	2,323,335	1,900,042
Residential:
1-4 family residential	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—

Total	1	$2,323,335	$2,209,385	1	$2,323,335	$1,900,042

The Bank had no troubled debt restructurings that defaulted subsequent to the restructuring through the date the financial statements were available to be issued.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE D.	LOAN SERVICING

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans were approximately $2,368,309 and $2,626,169 in 2013 and 2012, respectively.

NOTE E.	BANK PREMISES AND EQUIPMENT

A summary of Bank premises and equipment is as follows:

	2013	2012
Buildings and Improvements	$8,256,693	$8,204,843
Furniture and Equipment	5,069,702	5,374,606

	13,326,395	13,579,449
Less: Accumulated Depreciation	(8,314,575)	(8,053,379)
Land	1,551,481	1,551,481

Bank Premises and Equipment, Net	$6,563,301	$7,077,551

The provision for depreciation charged to operating expenses was $601,988 and $584,095 for the years ended December 31, 2013 and 2012, respectively.

NOTE F.	TRUST DEPARTMENT ASSETS

The Company has entered into a Trust Services Agreement with National Independent Trust Company, a national banking association doing business as Argent Trust Company, headquartered in Ruston, Louisiana. Effective January 1, 2007, Argent Trust Company assumed all responsibilities associated with trust services, having been duly appointed successor trustee for all trust accounts. Argent Trust Company performs certain fiduciary services for customers transferred from and referred by the Bank to Argent Trust Company. In return, the Bank receives a specified percentage of fee income paid to Argent Trust Company by those customers.

NOTE G.	DEPOSITS

Deposits at December 31, 2013 and 2012 consisted of the following:

	2013	2012
Non-Interest Bearing Demand Deposits	$60,249,283	$55,331,829
NOW Accounts	46,357,656	48,136,986
Money Market Deposit Accounts	29,346,856	28,688,890
Savings Accounts	21,338,218	21,195,979
Certificates of Deposit	62,340,667	71,153,085

	$219,632,680	$224,506,769

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE G.	DEPOSITS (Continued)

Maturities of certificates of deposit of $100,000 or more outstanding at December 31, 2013 and 2012 are summarized as follows:

	2013	2012
Time Remaining Until Maturity:
Three Months or Less	$14,090,066	$16,546,800
Over Three Through Six Months	4,409,401	5,392,413
Over Six Through Twelve Months	9,906,141	12,491,878
Over Twelve Months	5,337,188	5,528,491

	$33,742,796	$39,959,582

The approximate scheduled maturities of certificates of deposits for each of the next five years are:

2014	$51,879,677
2015	6,277,064
2016	1,905,549
2017	837,244
2018	1,341,133
Thereafter	100,000

$62,340,667

Interest expense on certificates of deposit greater than $100,000 was approximately $209,000 and $298,000 for the years ended December 31, 2013 and 2012, respectively. The public fund deposits were $14,751,223 and $15,984,840 at December 31, 2013 and 2012, respectively.

NOTE H.	BORROWINGS

Federal Home Loan Bank Advances:

During 2013 and 2012, the Bank received advances from and remitted payments to the FHLB. These advances are collateralized by a portion of the Bank’s one-to-four family residential mortgage portfolio, certain secured commercial loans and certain investment securities in accordance with the Advance Security and Collateral Agreement with the FHLB. The following provides information regarding outstanding FHLB advances:

Advances outstanding at December 31, 2013 and 2012 consist of four fixed rate loans totaling $7,000,000 with interest rates ranging from 2.861% to 3.546%. The maturities on these loans range from May 27, 2014 to October 6, 2014.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE H.	BORROWINGS (Continued)

In addition to the term advances, the Company had overnight borrowings of $656,000 at December 31, 2013 and $0 at December 31, 2012.

Junior Subordinated Debentures:

In 2003, the Company issued $5,000,000 of junior subordinated debentures. These junior subordinated debentures qualify as Tier I capital for regulatory capital purposes but are classified as a liability under generally accepted accounting principles in the United States of America. These securities carry an interest rate of LIBOR + 3.15%, adjusted quarterly, with interest paid quarterly in arrears and mature in March, 2033. The Company has the right to call these debentures quarterly.

NOTE I.	EMPLOYEE BENEFIT PLANS

The Bank has an employee stock ownership plan which is designed to invest primarily in employer stock. All employees of the Bank with one year of service and who are at least 21 years old are covered, and are fully vested after six years of service. Employer contributions are determined annually at the discretion of the Board of Directors and are allocated among participants on the basis of their total annual compensation. Dividends on stock owned by the plan are recorded as a reduction of retained earnings. There were no Company contributions to the plan for the years 2013 or 2012. The plan owned 74,314 and 81,573 shares of Company stock, as of December 31, 2013 and 2012, respectively.

The overall cost to the plan for the years ended December 31, 2013 and 2012, was $10.41 and $9.76 per share, respectively.

Employees age 21 and older are eligible to participate in a 401(k) plan established by the Bank. Under this plan, employees may defer a percentage of their salaries, subject to limits based on federal tax laws. These deferrals are immediately vested. Employer matching and profit sharing contributions are non-mandatory and 100% vested after six years. Employer contributions to the plan are made at the discretion of the Board of Directors and aggregated $111,346 and $111,386 for the years ended December 31, 2013 and 2012, respectively.

The Company maintains a long-term incentive plan, the Britton Koontz Capital Corporation 2007 Long-Term Incentive Compensation Plan (the “2007 LTIP”), in which all employees of the Company and its subsidiaries may participate. The plan is administered by a committee of at least two non-employee directors appointed by the full Board of Directors. The 2007 LTIP was approved by the Company’s stockholders on April 24, 2007.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE I.	EMPLOYEE BENEFIT PLANS (Continued)

An aggregate of 89,500 shares remained available for grant or award at December 31, 2013, under the 2007 LTIP. The Company did not grant any options or award any shares of restricted stock during 2013 or 2012. Options to acquire 5,000 shares were outstanding and exercisable as of December 31, 2013.

The summary of stock option activity is shown below:

	Options Outstanding	Weighted Average Exercise Price

December 31, 2011	14,000	$15.87
Options granted	—	—
Options expired	(9,000)	19.02
Options forfeited	—	—

December 31, 2012	5,000	$10.20
Options granted	—	—
Options expired	—	—
Options forfeited	—	—

December 31, 2013	5,000	$10.20

The fair value of each option is estimated on the grant date using the Black-Scholes option pricing model.

Share-based transactions are measured at the fair value of the equity instrument issued. Net income for 2013 and 2012 was reduced by $32,000 and $61,000, respectively, due to valuing stock options.

The Bank maintains a Salary Continuation Agreement with its chief executive officer. The agreement provides equal annual benefits for a period of 15 years following the later of (1) his attainment of age 65, or (2) his retirement. The maximum annual benefit that he may receive under the plan is $40,000, in which the chief executive is fully vested. If the chief executive dies while he is employed, his beneficiaries will be paid an annual benefit equal to $40,000 during the 15-year period following his date of death. If he dies after his installment payments have commenced, his beneficiaries will receive the remaining payments. The benefit under the Salary Continuation Agreement is subject to forfeiture if the chief executive is terminated for cause. The agreement also contains a non-competition covenant during the three-year period after his employment ceases for any reason. If he breaches this covenant, the Bank may cease all further payments. The Bank is also currently paying benefits to the beneficiary of a retired executive officer pursuant to a salary continuation agreement. The financial statements for the years ended December 31, 2013 and 2012, include salary continuation expenses of $33,527 and $40,032, respectively.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE J.	LEASES

The Bank leases three branch offices as well as parking space under operating leases which expire in various years through 2018. Rent expense was $152,780 and $150,425 in 2013 and 2012, respectively. Certain operating leases provide for renewal options until 2024 at fixed amounts.

The future minimum rental commitments for these leases at December 31, 2013, are as follows:

2014	$149,452
2015	106,703
2016	107,266
2017	107,853
2018	65,844

$537,118

NOTE K.	INCOME TAXES

The provision/(benefit) for income taxes included in the consolidated statements of income is as follows for the years ended December 31, 2013 and 2012:

	2013	2012

Current	$(99,833)	$(208,580)

Deferred	(38,645)	(294,576)

	$(138,478)	$(503,156)

The provision/(benefit) for federal income taxes differs from that computed by applying the federal statutory rate of 34% in 2013 and 2012 as indicated in the following analysis:

	2013	2012

Tax Based on Statutory Rate	$268,315	$(124,775)
State Taxes	(53,311)	(67,217)
Effect of Tax-Exempt Income	(381,778)	(379,370)
Other	28,296	68,207

	$(138,478)	$(503,156)

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE K.	INCOME TAXES (Continued)

The net deferred tax asset of $1,106,435 in 2013 and $88,576 in 2012 is included in other assets. The net deferred tax asset consists of the following components at December 31, 2013 and 2012:

	2013	2012
Deferred Tax Liabilities:
Unrealized gain on available-for-sale securities	$(126,747)	$(1,103,962)
Depreciation	(677,718)	(784,048)
Federal Home Loan Bank dividends	(4,739)	(9,700)
Other	(41,935)	(17,228)

	(851,139)	(1,914,938)
Deferred Tax Assets:
Provision for loan losses	276,697	546,470
Deferred Compensation	171,128	163,479
Other real estate	145,928	316,201
NOL Carryforward	942,359	—
Other	421,462	977,364

	1,957,574	2,003,514

Net Deferred Tax Asset	$1,106,435	$88,576

A summary of the changes in the net deferred tax asset for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
Balance at beginning of year	$88,576	$(4,650)
Deferred tax benefit, credited to operations	38,645	294,576
Other comprehensive income, charged to equity	979,214	(201,350)

Balance at end of year	$1,106,435	$88,576

NOTE L.	SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

At December 31, 2013 and 2012, the Bank had sold various investment securities with an agreement to repurchase these securities at various times. The underlying securities are U.S. Government obligations and obligations of other U.S. Government agencies and corporations with a book value of approximately $30 million, and an approximate fair value of $31 million at December 31, 2013. These securities generally remain under the Bank’s control and are included in investment securities. At December 31, 2013, these securities had coupon rates ranging from 1.30% to 5.50% and maturity dates ranging from 2014 to 2040. The related liability to repurchase these securities, included in securities sold under repurchase agreements, was approximately $28 million at December 31, 2013 and December 31, 2012.

The Company has one remaining $20 million reverse repurchase transactions with JPMorgan Chase Bank, N.A. (“Chase”) at December 31, 2013 which matures in 2015 with an interest rate of 3.69%. The remaining liability of $8 million in 2013 and in 2012, with respect to the line item “Securities Sold Under Repurchase Agreements” in the Financial Statements, primarily includes agreements that the Company has entered into with local customers for overnight sweep accounts and term repurchase agreements with rates ranging from .25% to 1.25%. The maximum amount of outstanding agreements at any month-end was $29 million and $49 million during 2013 and 2012, respectively. The monthly average amount of outstanding agreements was $28 million and $45 million during 2013 and 2012, respectively.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE M.	REGULATORY MATTERS

On February 21, 2012, the Board of Directors of the Bank entered into a formal written agreement (referred to herein as the “Formal Agreement”) with the Comptroller. The Formal Agreement is based on, and arises out of, the findings of the Comptroller during its on-site examination of the Bank as of July 6, 2011 and the Comptroller’s Report of Examination issued upon the completion of such on-site examination (the “Report of Examination”). Under the terms of the Agreement, the Bank was required to comply with specific actions reported in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 21, 2012. Additionally, the Company was to complete and deliver periodic reports regarding the progress on various aspects of those actions. Finally, in connection with the Report of Examination, the Company agreed to the Comptroller establishing higher individual minimum capital ratios (the “IMCRs”) for the Bank, effective as of February 21, 2012. Under the IMCRs, the Bank must maintain a Tier I capital to adjusted total assets ratio of 8% and a total risk-based capital to risk-weighted assets ratio of 12%. As of December 31, 2012, the Bank’s Tier I capital to adjusted total assets ratio was 12.88% and its total risk-based capital to risk-weighted assets ratio was 22.71%. The Company believes the Bank has complied with the terms outlined in the Formal Agreement.

In addition to these general restrictions, the Formal Agreement imposes additional restrictions on the Bank’s ability to pay a dividend. Management of the Bank was required to adopt, implement and adhere to a three-year capital plan, addressing, among other things, the Bank’s plans for the maintenance of adequate capital, projections for growth and capital requirements and projections for the sources and timing of additional capital to satisfy the Bank’s capital needs. The Bank adopted its capital plan on May 18, 2012, which plan was subsequently approved by the Comptroller. The Bank may only pay a dividend if it is in compliance, and would remain in compliance after payment of the dividend, with this capital plan. Additionally, the Bank must obtain prior written non-objection from the Assistant Deputy Comptroller before the Bank can declare a dividend.

The Formal Agreement was terminated on May 22, 2013, and all related enforcement actions were terminated at or about the same time.

The primary source of the Company’s revenue is dividends from the Bank. Federal banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. Under federal law, the directors of a national bank, after making proper deduction for all expenses and other deductions required by the Comptroller of the Currency, may credit net profits to the bank’s undivided profits account, and may declare a dividend from that account of so much of the net profits as they judge expedient. The Comptroller and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings. The Bank’s ability to pay dividends is also limited by prudence, statutory and regulatory guidelines, and a variety of other factors. After transfer of $500 thousand in the 3rd quarter of 2013, there was $778 thousand available for dividend transfer to the Company at December 31, 2013.

Federal Reserve regulations limit the amount the Bank may loan to the Company unless such loans are collateralized by specific obligations. At December 31, 2013, the maximum amount available for transfer from the Bank to the Company in the form of loans on a secured basis was $2.1 million. There were no loans outstanding from the Bank to the Company at December 31, 2013. Any such distribution is also subject to the requirements described in the following paragraphs.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE M.	REGULATORY MATTERS (Continued)

In accordance with regulations issued by the Office of Thrift Supervision (which have been reissued by the Comptroller following absorption of the OTS into the Comptroller in July, 2011), a special “Liquidation Account” has been established for the benefit of certain Qualifying Depositors of Natchez First Federal Savings Bank (acquired by the Bank in 1993) in an initial amount of approximately $2.8 million. The Liquidation Account serves as a restriction on the distribution of stockholders’ equity in the Bank and no cash dividend may be paid on its capital stock if the effect thereof would be to cause the regulatory capital of the Bank to be reduced below an amount equal to the adjusted Liquidation Account balance. In the event of a complete liquidation of the Bank, each Qualifying Depositor would be entitled to his or her pro rata interest in the Liquidation Account. Such claims would be paid before payment to the Company as the Bank’s sole stockholder. A merger, consolidation, purchase of assets and assumption of deposits and/or other liabilities or similar transaction, with an FDIC-insured institution, would not be a complete liquidation for the purpose of paying the Liquidation Account. In such a transaction, the Liquidation Account would be required to be assumed by the surviving institution. Home Bancorp agreed to assume the Liquidation Account in connection with its acquisition of the Company.

The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total capital and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2013, that the Company and the Bank met all quantitative capital adequacy requirements to which they are subject. However, there are qualitative factors established under federal regulation that also can affect a depositary institution’s capitalization status notwithstanding its actual capital amounts and ratios. The Company’s (consolidated) and the Bank’s actual capital amounts and ratios as of December 31, 2013 and 2012 are presented in the following table.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE M.	REGULATORY MATTERS (Continued)

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2013
Total Capital (to Risk-Weighted Assets)
Consolidated	$45,706	23.08%	$15,842	8.00%	N/A	N/A
The Bank	$43,255	21.88%	$15,812	8.00%	$19,765	10.00%
Tier I Capital (to Risk-Weighted Assets)
Consolidated	$43,460	21.95%	$7,921	4.00%	N/A	N/A
The Bank	$41,009	20.75%	$7,906	4.00%	$11,859	6.00%
Tier I Capital (to Average Assets)
Consolidated	$43,460	14.28%	$12,174	4.00%	N/A	N/A
The Bank	$41,009	13.43%	$12,211	4.00%	$15,264	5.00%

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2012
Total Capital (to Risk-Weighted Assets)
Consolidated	$44,744	23.78%	$15,051	8.00%	N/A	N/A
The Bank	$42,633	22.71%	$15,019	8.00%	$18,774	10.00%
Tier I Capital (to Risk-Weighted Assets)
Consolidated	$42,388	22.53%	$7,525	4.00%	N/A	N/A
The Bank	$40,282	21.46%	$7,510	4.00%	$11,264	6.00%
Tier I Capital (to Average Assets)
Consolidated	$42,388	13.61%	$12,460	4.00%	N/A	N/A
The Bank	$40,282	12.88%	$12,512	4.00%	$15,640	5.00%

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE N.	COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk entered into in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit, which are not included in the accompanying consolidated financial statements. Commitments to extend credit are agreements to lend money at fixed and variable rates with fixed expiration dates or termination clauses. The Bank applies the same credit standards used in the lending process when extending these commitments, and periodically reassesses the customer’s creditworthiness through ongoing credit reviews. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral is obtained based on the Bank’s assessment of the transaction. At December 31, 2013 and 2012, the Bank’s commitments to extend credit totaled $34,227,512 and $35,062,353, respectively.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk and collateralization policy involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank had total unfunded letters of credit of $3,220,519 and $3,886,383 as of December 31, 2013 and 2012, respectively.

The Bank generally is required to maintain reserves at the Federal Reserve Bank. However, due to the Bank’s reported vault cash, no reserves were required at December 31, 2013.

There were $4,150,631 and $3,260,036 loans held for sale at December 31, 2013 and December 31, 2012, respectively.

At December 31, 2013, the Company had available lines of credit with JP Morgan Chase, First Tennessee Bank, N.A. and First National Bankers Bank of $6 million, $10 million and $5 million, respectively. There were no balances on any line of credit at December 31, 2013. Additionally, the Bank has available borrowing capacity of $62 million at the Federal Home Loan Bank and approximately $15 million at the Federal Reserve Discount Window. Finally, the Bank had the ability to purchase $32 million in Brokered Deposits.

The Company and its wholly-owned subsidiary, the Bank, are involved in certain litigation incurred in the normal course of business. In the opinion of management and legal counsel, liabilities arising from such claims, if any, would not have a material effect upon the Company’s consolidated financial statements.

NOTE O.	CONCENTRATIONS OF CREDIT

Substantially all of the Bank’s loans, commitments, and standby letters of credit have been granted to customers in the Bank’s market area. The majority of investments in state and municipal securities involve governmental entities in and around the Bank’s market area. The concentrations of credit by type of loan are set forth in Note C, and there are no other concentrations of credit other than those in the categories set forth in Note C. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit are granted primarily to commercial borrowers.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE P.	DIVIDENDS

The Bank paid dividends to the Company amounting to $500,000 and $0 for the years ended December 31, 2013 and 2012, respectively.

NOTE Q.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Disclosures

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is based on the assumptions market participants would use when pricing the asset or liability. A fair value hierarchy has been established that prioritizes the inputs used to develop those assumptions and to measure fair value. The hierarchy requires companies to maximize the use of observable inputs and to minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 - Includes the most reliable sources, and includes quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Includes observable inputs. Observable inputs include inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates) as well as inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

•	Level 3 - Includes unobservable inputs and should be used only when observable inputs are unavailable.

Since the assumptions used in measuring fair value significantly affect fair value measurements, the fair value estimates may not be realized in an immediate settlement of the instrument. In addition, in accordance with generally accepted accounting principles, certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Short-Term Investments - For short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities - Fair value of securities is based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. Investment securities also include equity securities that are not traded in an active market. The fair value of these securities equals their carrying value.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Loans - The fair value for loans is estimated using discounted cash flow analyses, with interest rates currently being offered for similar loans to borrowers with similar credit rates. Loans with similar classifications are aggregated for purposes of the calculations. The allowance for loan losses, which was used to measure the credit risk, is subtracted from loans.

Cash Surrender Value of Life Insurance – The fair value approximates its carrying value, which is based on cash surrender values indicated by insurance companies.

Deposits - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analyses, with interest rates currently offered for deposits of similar remaining maturities.

Borrowings - The fair value of FHLB advances is estimated using the rates currently offered for advances of similar maturities.

Securities Sold Under Repurchase Agreements - The fair value approximates its carrying value.

Commitments to Extend Credit and Standby Letters of Credit - The fair values of commitments to extend credit and standby letters of credit do not differ significantly from the commitment amount and are therefore omitted from this disclosure.

The estimated approximate fair values of the Bank’s financial instruments as of December 31, 2013 and 2012 are as follows:

	2013		2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(dollars in Thousands)
Financial Assets:
Cash and due from banks	$14,609	$14,609	$37,973	$37,973
Investment securities:
Held-to-maturity	21,297	22,056	22,107	23,912
Available-for-sale	76,229	76,229	70,058	70,058
Equity securities	1,326	1,326	1,355	1,355
Cash surrender value of life insurance	1,043	1,043	1,233	1,233
Loans, net	174,816	177,381	155,967	159,363

Financial Liabilities:
Deposits	219,633	219,849	224,507	224,884
Short-term borrowings	7,656	7,780	—	—
Long-term borrowings	—	—	7,000	7,304
Securities sold under repurchase agreements:
Retail	8,310	8,309	7,801	7,800
Structured	20,000	21,166	20,000	21,728
Junior subordinated debentures	5,155	5,155	5,155	5,155

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Recurring Basis

Fair values of investment securities available for sale were primarily measured using information from a third-party pricing service. This pricing service provides information by utilizing evaluated pricing models supported with market data information. Standard inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, benchmark securities, bids, offers, and reference data from market research publications.

The following table presents the balance of assets measured on a recurring basis as of December 31, 2013 and 2012. The Company did not record any liabilities at fair value for which measurement of the fair value was made on a recurring basis.

Description	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013:

Mortgage Backed Securities	$62,421,792	$0.00	$62,421,792	$0.00

Obligation of State and Political Subdivision	9,767,749	0.00	9,767,749	0.00

Obligations of Other U.S. Government Sponsored Agencies	4,038,960	0.00	4,038,960	0.00

Total	$76,228,501	$0.00	$76,228,501	$0.00

December 31, 2012:

Mortgage Backed Securities	$48,380,169	$0.00	$48,380,169	$0.00

Obligation of State and Political Subdivision	9,557,861	0.00	9,557,861	0.00

Obligations of Other U.S. Government Sponsored Agencies	12,120,380	0.00	12,120,380	0.00

Total	$70,058,410	$0.00	$70,058,410	$0.00

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Nonrecurring Basis

The Company has segregated all financial assets and liabilities that are measured at fair value on a nonrecurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine fair value at the measurement date in the table below. The Company did not record any liabilities at fair value for which measurement of the fair value was made on a non-recurring basis.

The fair value of impaired loans is measured at the fair value of the collateral for collateral-dependent loans. Impaired loans are Level 2 assets measured using appraisals from external parties of the collateral less any prior liens. Repossessed assets are initially recorded at fair value less estimated costs to sell. The fair value of repossessed assets is based on property appraisals and an analysis of similar properties available. As such, the Bank records repossessed assets as Level 2.

Description	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013:

Assets:

Impaired Loans	$2,490,219	$0.00	$2,490,219	$0.00

Repossessed Assets	2,715,120	0.00	2,715,120	0.00

Total	$5,205,339	$0.00	$5,205,339	$0.00

December 31, 2012:

Assets:

Impaired Loans	$2,572,689	$0.00	$2,572,689	$0.00

Repossessed Assets	6,664,230	0.00	6,664,230	0.00

Total	$9,236,919	$0.00	$9,236,919	$0.00

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE R	SUBSEQUENT EVENTS

In reference to the information under the heading “Agreement and Plan of Merger” in Note A to these financial statements, in January 2014, the Company’s merger with and into Home Bancorp, Inc. was approved by the shareholders of the Company and by the federal banking regulators. Subsequent to these approvals, the merger transaction was completed on February 14, 2014

The Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements.

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE S.	CONDENSED FINANCIAL INFORMATION OF BRITTON & KOONTZ CAPITAL CORPORATION

The financial information of Britton & Koontz Capital Corporation, parent company only, is as follows:

BALANCE SHEETS

	December 31
	2013	2012
ASSETS:
Cash	$2,076,863	$1,748,483
Investment in subsidiaries	41,548,172	42,577,039
Other assets	221,390	204,119

TOTAL ASSETS	$43,846,425	$44,529,641

LIABILITIES:
Junior subordinated debentures	$5,155,000	$5,155,000
Other liabilities	2,918	2,973

TOTAL LIABILITIES	5,157,918	5,157,973
STOCKHOLDERS’ EQUITY	38,688,507	39,371,668

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,846,425	$44,529,641

STATEMENTS OF INCOME

	Years Ended December 31,
	2013	2012
REVENUE:
Dividend Received:
Britton & Koontz Bank, N.A.	$500,000	$—
Other income	687	686

	500,687	686
EXPENSES	313,885	323,830

	186,802	(323,144)
INCOME TAX EXPENSE (BENEFIT)	(127,043)	(114,696)

	313,845	(208,448)
EQUITY IN UNDISTRIBUTED EARNINGS:

Britton & Koontz Bank, N.A.	613,796	344,618
B&K Title Insurance Agency, Inc.	—	—

NET INCOME	$927,641	$136,170

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE S.	CONDENSED FINANCIAL INFORMATION OF BRITTON & KOONTZ CAPITAL CORPORATION (Continued) FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2013	2012
Net income	$927,641	$136,170
Other comprehensive income, net of tax:
Unrealized holding gains/(losses)	(1,757,418)	338,462
Reclassification adjustment for gains/(losses) included in net income	114,755	—

Total other comprehensive income/(loss)	(1,642,663)	338,462

Comprehensive income/(loss)	$(715,022)	$474,632

BRITTON & KOONTZ CAPITAL CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE S.	CONDENSED FINANCIAL INFORMATION OF BRITTON & KOONTZ CAPITAL CORPORATION (Continued)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$927,641	$136,170
Adjustments to reconcile net income to net cash provided by operating activities:
Deficit/(equity) on undistributed earnings and losses of subsidiaries	(1,113,796)	(344,618)
Dividends from Subsidiary	500,000	—

Unearned Compensation	31,861	59,323

(Increase)/decrease in other assets	(17,271)	(113,293)
Increase/(decrease) in other liabilities	(55)	(226)

Net Cash Provided by (Used in) Operating Activities	328,380	(262,644)

CASH FLOWS FROM FINANCING ACTIVITIES:
Fair value of stock options	—	1,974

Net Cash Provided by (Used in) Financing Activities	—	1,974

NET INCREASE/(DECREASE) IN CASH	328,380	(260,670)
CASH AT BEGINNING OF YEAR	1,748,483	2,009,153

CASH AT END OF YEAR	$2,076,863	$1,748,483